UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2026

RE/MAX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36101	80-0937145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5075 South Syracuse Street

Denver, Colorado 80237

(Address of principal executive offices, including Zip code)

(303) 770-5531

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock $0.0001 par value per share	RMAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Arrangement Agreement and Plan of Merger

On April 26, 2026, RE/MAX Holdings, Inc., a Delaware corporation (the “Company”), entered into an Arrangement Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, The Real Brokerage Inc., a company existing under the laws of the Province of British Columbia (“Parent”), Rome Wildlife, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“New Wildlife”), Wildlife Acquisition I Corp., a Delaware corporation and a wholly owned subsidiary of New Wildlife (“Merger Sub I”), Wildlife Acquisition II LLC, a Delaware limited liability company and a wholly owned subsidiary of New Wildlife (“Merger Sub II”), and 1587802 B.C. Unlimited Liability Company, an unlimited liability corporation existing under the laws of the Province of British Columbia and a wholly owned subsidiary of New Wildlife (“Bidco”).

As explained in greater detail below under “The Mergers and the Arrangement”, pursuant to the terms of the Merger Agreement, (i) the parties thereto will form a new holding company (New Wildlife) to be re-named Real REMAX Group; (ii) shareholders of the Company will have the right to elect to receive, for each share of Company Class A Common Stock (as defined below), 5.150 shares(1) of Real REMAX Group or $13.80 in cash, subject to proration such that the aggregate cash proceeds to shareholders of the Company will be no less than $60 million and no greater than $80 million; and (iii) Parent shareholders will receive 1 share(2) of Real REMAX Group for each existing common share of Parent (“Parent Common Share”). Following the closing of the transaction, Parent shareholders are expected to own approximately 59% of the combined company, and Company shareholders are expected to own approximately 41%, assuming the midpoint of available cash consideration to Company shareholders.

Capitalized terms used but not defined herein have the meanings assigned to those terms in the Merger Agreement.

The Mergers and the Arrangement

The Merger Agreement provides that, among other things and on the terms and subject to the conditions set forth therein:

(1) Pursuant to an arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia) and in accordance with the plan of arrangement of Parent attached to the Merger Agreement as Exhibit G (the “Plan of Arrangement”), (i) the issued and outstanding Parent Common Shares will be consolidated on a 10-for-1 basis (the “Share Consolidation”), such that each ten shares of outstanding Parent Common Shares shall be consolidated into one share, and (ii) Parent’s shareholders will then transfer all of their Parent Common Shares to Bidco in exchange for common shares of Bidco (and $0.0001 per Parent Common Share in cash) and then those holders of common shares of Bidco will transfer all of their common shares of Bidco to New Wildlife in exchange for shares of common stock of New Wildlife (“Real REMAX Group Common Stock”) (collectively, the “Exchange”), such that Parent becomes a wholly-owned subsidiary of Bidco.

(2) Following the effectiveness of the Arrangement, Merger Sub I will merge with and into the Company (the “First Merger”), with the Company surviving the First Merger as a wholly owned subsidiary of New Wildlife, and, as soon as practicable following the First Merger, the Company will merge with and into Merger Sub II (the “Second Merger” and together with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of New Wildlife. Each share of Class A common stock of the Company (the “Company Class A Common Stock”) issued and outstanding immediately prior to the First Merger Effective Time, including shares of Company Class A Common Stock issued in connection with the RIHI Merger, as described below, and other than (x) shares of Company Class A Common Stock held by the Company as treasury stock or owned by New Wildlife or any subsidiary of New Wildlife or the Company, and (y) Dissenting Shares will be converted into the right to elect to receive either 5.150(1) shares of Real REMAX Group Common Stock (the “Stock Election Exchange Ratio” and such shares, the “Stock Election Consideration”) or $13.80 in cash (the “Per Share Cash Price” and together with the Stock Election Consideration, the “Merger Consideration”), subject to proration such that the cash proceeds will be no less than $60 million and no greater than $80 million, as determined pursuant to the election and allocation procedures in the Merger Agreement.

(1)	The Stock Election Exchange Ratio will be adjusted prior to the First Merger Effective Time to reflect the 10-for-1 Share Consolidation by dividing 5.150 by 10.
(2)	To be adjusted to reflect the 10-for-1 Share Consolidation of Parent pursuant to the Arrangement.

Each of the parties to the Merger Agreement intends that, for U.S. federal income tax purposes, (1) the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), (2) the Mergers, taken together, the Exchange and the RIHI Merger (as defined below) will together qualify as a transaction described in Section 351 of the Code, and (3) the Merger Agreement be a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g) and for purposes of Sections 354 and 361 of the Code.

Upon the consummation of the Mergers the Real REMAX Group Common Stock will be listed on the Nasdaq Stock Market, and (i) the shares of Company Class A Common Stock and the Parent Common Shares will cease trading and will be delisted and deregistered under the Securities Exchange Act of 1934, as amended, and (ii) Parent will cease to be a reporting issuer under applicable Canadian provincial and territorial securities laws. Real REMAX Group will continue as a reporting issuer under applicable Canadian securities laws.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties of both the Company, on the one hand, and Parent, on the other hand, and the parties have agreed to customary pre-closing covenants, including, among others, relating to (i) the conduct of the Company’s and Parent’s respective businesses during the period between the execution of the Merger Agreement and the earlier of the termination of the Merger Agreement and the First Merger Effective Time, (ii) the Company’s and Parent’s respective non-solicitation obligations related to alternative business combination proposals, subject to certain exceptions for certain Acquisition Proposals that constitute or would reasonably be expected to lead to a Superior Proposal, (iii) the obligation of the Company to call a meeting of its stockholders to approve the adoption of the Merger Agreement and the issuance of shares of Company Common Stock in connection with the RIHI Merger and the obligation of Parent to call a meeting of its securityholders to vote in favor of the Arrangement Resolution.

The Merger Agreement provides that the Company and Parent each must use its reasonable best efforts to obtain antitrust and other required regulatory approvals in order to consummate the transactions contemplated by the Merger Agreement, subject to certain limitations as set forth in the Merger Agreement.

Recommendation of the Company’s Board of Directors

The board of directors of the Company (the “Company Board”), acting on the unanimous recommendation of a committee of independent directors of the Company Board and other factors, among other things (i) determined that the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Mergers and the related steps in the broader transaction structure, (iii) approved the Company’s entry into the RIHI Merger Agreement, the TRA Amendment, and the Support Agreements, and (iv) resolved to recommend that the Company’s stockholders adopt the Merger Agreement and approve the transactions contemplated thereby and approve the issuance of Company Class A Common Stock pursuant to the RIHI Merger Agreement.

The Company may withdraw (or amend, change, qualify, modify or otherwise not make) its recommendation that the Company’s stockholders adopt the Merger Agreement, at any time prior to receipt of the Required Company Stockholder Vote, and Parent may withdraw (or amend, change, qualify, modify or otherwise not make) its recommendation that the Parent’s shareholders vote in favor of the Arrangement, at any time prior to receipt of the Required Parent Shareholder Vote as a result of (i) a Superior Proposal or (ii) an Intervening Event, if the Company Board or the board of directors of Parent, as applicable, has concluded in good faith (after consultation with its outside legal counsel) that failure to make such a change of recommendation is inconsistent with its fiduciary duties under applicable law, subject to complying with certain notice and other specified conditions, including negotiating with the other party regarding any revisions to the terms of the transactions contemplated by the Merger Agreement that are proposed by such other party during a match right period. Prior to receipt of the Required Company Stockholder Vote, the Company may also, subject to complying with certain provisions in the Merger Agreement, determine to terminate the Merger Agreement in order to enter into a definitive agreement providing for a Superior Proposal, subject to the obligation to pay Parent the Company Termination Fee (as defined and described below).

Conditions to Completing the Mergers

The completion of the Mergers is subject to the satisfaction or waiver of certain customary conditions, including, but not limited to: (a) the Required Company Stockholder Vote; (b) the Required Parent Shareholder Vote; (c) the authorization for listing on the Nasdaq Stock Market of the Real REMAX Group Common Stock to be issued in the Arrangement and the Mergers; (d) the effectiveness of the registration statement on Form S-4 (together with any amendments or supplements thereto), pursuant to which the shares of Real REMAX Group Common Stock to be issued in connection with the Arrangement and the Mergers will be registered pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”); (e) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (f) the absence of an injunction, order or law prohibiting the Arrangement or the Mergers; (g) the consummation of the RIHI Merger; (h) obtaining of the Interim Order and Final Order of the Supreme Court of British Columbia; (i) the accuracy of the parties’ respective representations and warranties, subject to materiality standards set forth in the Merger Agreement; and (j) material compliance by each party with its respective obligations under the Merger Agreement.

Termination Rights and Fees

The Merger Agreement contains certain termination rights of the Company and Parent, including among other circumstances: (a) if there exists a final and nonappealable law or order prohibiting the Mergers; (b) if there is a failure to receive the Required Company Stockholder Vote or a failure to receive the Required Parent Shareholder Vote; (c) if, in the case of the Company, it intends to enter into a definitive agreement with respect to a Superior Proposal; (d) in the event of a material uncured breach by the other party of its representations, warranties, covenants or other agreements under the Merger Agreement; (e) if, in the case of termination by Parent, the Company Board changes its recommendation in favor of the Mergers or, in the case of termination by the Company, the board of directors of Parent changes its recommendation in favor of the Arrangement; and (f) if, subject to certain limitations, the Mergers have not closed within nine (9) months after the execution of the Merger Agreement, subject to two automatic extensions of forty-five (45) days each if, on each such date, all of the closing conditions, except those relating to certain regulatory approvals, have been satisfied or waived (as such date may be extended in accordance with the terms of the Merger Agreement, the “End Date”)

Upon termination of the Merger Agreement under certain specified circumstances, a termination fee of $25 million will be payable by the Company (the “Company Termination Fee”) or a termination fee of $31 million will be payable by Parent. In addition, subject to the terms and conditions of the Merger Agreement, upon termination of the Merger Agreement (i) by the Company for certain breaches by Parent of the regulatory efforts covenants in the Merger Agreement, (ii) by the Company or Parent at the End Date if certain required regulatory approvals have not been obtained (but all other conditions to closing have been satisfied or waived (except for those that are to be satisfied at the Closing)), or (iii) by the Company or Parent because of a permanent Restraint (as defined in the Merger Agreement) relating to antitrust or competition law, Parent will be required to pay the Company a regulatory termination fee of $36 million.

The Merger Agreement also provides that either party may seek to compel the other party to specifically perform its obligations under the Merger Agreement.

RIHI Merger Agreement

Concurrently with the execution of the Merger Agreement, the Company entered into that certain Agreement and Plan of Merger (the “RIHI Merger Agreement”), by and among the Company, Rhino Merger Sub I, Inc., a Delaware corporation and direct wholly owned subsidiary of the Company (“RIHI Merger Sub I”), Rhino Merger Sub II, LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company (“RIHI Merger Sub II”), and RIHI, Inc., a Delaware corporation (“RIHI”).

The RIHI Merger Agreement provides that, among other things and on the terms and subject to the conditions set forth therein, (1) RIHI Merger Sub I will merge with and into RIHI (the “First RIHI Merger”), with RIHI surviving the First RIHI Merger as a wholly owned subsidiary of the Company, and, as soon as practicable following the First RIHI Merger, RIHI will merge with and into RIHI Merger Sub II (the “Second RIHI Merger” and together with the First RIHI Merger, the “RIHI Merger”), with RIHI Merger Sub II surviving the Second RIHI Merger as a wholly owned subsidiary of the Company, and (2) at the effective time of the First RIHI Merger, each outstanding share of RIHI common stock (the “RIHI Common Stock”) (other than dissenting or cancelled shares) will be converted into a number of shares of fully paid and nonassessable Company Class A Common Stock equal to the number of common units of RMCO, LLC (the “OpCo Common Units”) held by RIHI divided by the total number of issued and outstanding shares of RIHI Common Stock, in each case, as of immediately prior to the effective time of the First RIHI Merger.

In connection with the RIHI Merger, the share of Company Class B Common Stock and the OpCo Common Units held by RIHI immediately prior to the effective time of the RIHI Merger will be surrendered to the Company by RIHI and, upon such surrender, the share of Company Class B Common Stock will be cancelled and retired by the Company for no consideration and will no longer be outstanding.

The RIHI Merger Agreement contains customary representations, warranties and covenants and is subject to customary closing conditions and termination rights. Following execution of the RIHI Merger Agreement, holders of a majority of the outstanding shares of RIHI Common Stock executed and delivered to RIHI a written consent approving and adopting the RIHI Merger Agreement and the transactions contemplated thereby.

Important Statement Regarding the Merger Agreement and the RIHI Merger Agreement (the “Merger Agreements”)

The foregoing description of the Merger Agreements and the transactions contemplated thereby, including the Mergers and the RIHI Merger, in this Current Report on Form 8-K is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and the RIHI Merger Agreement, which are attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated by reference herein.

The Merger Agreements have been included to provide investors with information regarding their terms. The Merger Agreements are not intended to provide any other factual information about the Company, Parent, New Wildlife, Bidco, Merger Sub I, Merger Sub II, RIHI, RIHI Merger Sub I or RIHI Merger Sub II. The representations, warranties and covenants contained in the Merger Agreements were made only for purposes of the Merger Agreements as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreements, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Information concerning the subject matter of representations, warranties and covenants may change after the date of the Merger Agreements, which subsequent information may or may not be fully reflected in the Company’s or Parent’s respective public disclosures. The Merger Agreements should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 40-F, Forms 6-K and other documents that the Company or Parent filed or will file with the SEC and applicable Canadian securities regulators.

Support Agreements

Concurrently with the execution of the Merger Agreement, the Company, Parent and the holders (the “Company Holders”) of shares of Company Class A Common Stock and Company Class B Common Stock that collectively represent approximately 38% of the voting power of the issued and outstanding Company Common Stock, entered into a voting and support agreement (the “Company Support Agreement”) pursuant to which, among other things, the Company Holders agreed, subject to the terms of the Company Support Agreement, to (i) vote their shares of Company Common Stock in favor of, among other things, the adoption of the Merger Agreement and the approval of the issuance of Company Common Stock in connection with the RIHI Merger, and (ii) not transfer their shares of Company Common Stock, subject to certain limited exceptions. The Company Support Agreement will terminate (subject to certain exceptions as set forth in the Company Support Agreement) upon the earliest of (i) the First Merger Effective Time, (ii) with respect to each Company Holder, the entry by the Company and Parent, without the prior written consent of such Company Holder, into any amendment or modification to the Merger Agreement that decreases the Merger Consideration, and (iii) the termination of the Merger Agreement in accordance with its terms.

Concurrently with the execution of the Merger Agreement, the Company, Parent and the holders (the “Parent Holders”) of Parent Common Shares and Parent Equity Awards or other securities or rights convertible into or exercisable or exchangeable for Parent Common Shares that collectively represent approximately 16% of the voting power of the issued and outstanding Parent Common Shares, entered into a voting and support agreement (the “Parent Support Agreement”) pursuant to which, among other things, the Parent Holders agreed, subject to the terms of the Parent Support Agreement, to (i) vote their Parent Common Shares and Parent Equity Awards (collectively, the “Parent Securities”) in favor of the Arrangement Resolution and any other matter necessary for the consummation of the transactions contemplated in the Merger Agreement, including the Arrangement and the Mergers, and (ii) not transfer their Parent Securities, with certain limited exceptions. The Parent Support Agreement will terminate upon the earlier of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the First Merger Effective Time.

Concurrently with the execution of the RIHI Merger Agreement, the Company and the holders (the “RIHI Holders”) of RIHI’s Series A Common Stock that collectively represent approximately 96.8% of the voting power of the outstanding RIHI common stock, entered into a voting and support agreement (the “RIHI Support Agreement” and together with the Company Support Agreement and Parent Support Agreement, the “Support Agreements”) pursuant to which, among other things, the RIHI Holders agreed, subject to the terms of the RIHI Support Agreement, to (i) vote the Shares (as defined in the RIHI Support Agreement) in favor of the adoption of the RIHI Merger Agreement and (ii) not transfer the Shares, with certain limited exceptions. The RIHI Support Agreement will terminate (subject to certain exceptions as set forth in the RIHI Support Agreement) upon the earliest of (i) the First Merger Effective Time (as defined in the RIHI Support Agreement), and (ii) the termination of the RIHI Merger Agreement in accordance with its terms.

Each of the Company Support Agreement, the RIHI Support Agreement and the RIHI Merger Agreement include a provision that in the event the Company enters into a Subsequent Merger Agreement (as defined therein), the terms of such agreement will apply in certain respects with respect to the Subsequent Merger Agreement and the transaction contemplated thereby, subject to the conditions set forth therein.

The foregoing descriptions of the Company Support Agreement, the Parent Support Agreement and the RIHI Support Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Company Support Agreement, the Parent Support Agreement and the RIHI Support Agreement, which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Amendment to Tax Receivable Agreement

Concurrently with the execution of the Merger Agreement, the Company and RIHI entered into Amendment No. 1 to the Tax Receivable Agreement (the “TRA Amendment”), pursuant to which, among other things, the Tax Receivable Agreement, dated October 7, 2013, by and between the Company and RIHI (the “Tax Receivable Agreement”), will terminate upon the first to occur of the First Merger Effective Time and any other Qualifying Change of Control (as defined in the TRA Amendment), and no Early Termination Payment, Tax Benefit Payment or other payment will be made to RIHI pursuant to the Tax Receivable Agreement. If a Qualifying Change of Control does not occur prior to the date that is eighteen (18) months after the date of the TRA Amendment, the TRA Amendment will be void and have no further force and effect.

The foregoing description of the TRA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the TRA Amendment, a copy of which is filed as Exhibit 10.4 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1*	Arrangement Agreement and Plan of Merger, dated as of April 26, 2026, by and among The Real Brokerage Inc., RE/MAX Holdings, Inc., Rome Wildlife, Inc., Wildlife Acquisition I Corp., Wildlife Acquisition II LLC and 1587802 B.C. Unlimited Liability Company.

2.2*	Agreement and Plan of Merger, dated as of April 26, 2026, by and among RE/MAX Holdings, Inc., Rhino Merger Sub I, Inc., Rhino Merger Sub II, LLC and RIHI, Inc.

10.1*	Voting and Support Agreement, dated as of April 26, 2026, by and among RE/MAX Holdings, Inc., The Real Brokerage Inc. and the stockholder parties thereto.

10.2*	Voting and Support Agreement, dated as of April 26, 2026, by and among RE/MAX Holdings, Inc. The Real Brokerage, Inc. and the stockholder parties thereto.

10.3*	Voting and Support Agreement, dated as of April 26, 2026, by and among RE/MAX Holdings, Inc. and the stockholder parties thereto.

10.4	Amendment No. 1 to the Tax Receivable Agreement, dated as of April 26, 2026, by and between RE/MAX Holdings, Inc. and RIHI, Inc.

104	Cover Page Interactive Data File (formatted as inline XBRL).

* Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K promulgated by the SEC. The Company agrees to furnish supplementally a copy of any omitted annexes, schedules or exhibits to the SEC upon request.

Cautionary Disclosure Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” and “forward-looking information” within the meaning of applicable United States and Canadian securities laws, including Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. Forward-looking statements/forward-looking information include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “project,” “estimate,” “potential,” “plan,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.” These forward-looking statements/forward-looking information include, but are not limited to, statements related to the expected benefits of the proposed transaction; the anticipated impact of the proposed transaction on the combined company’s business and future financial and operating results, including the expected leverage of the combined company and the amount and timing of synergies from the proposed transaction; the completion of the transaction and the expected timeline; and the ability to satisfy all closing conditions, including the receipt of required approvals for the transaction. Forward-looking statements/forward-looking information inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements, including statements about the consummation of the proposed transaction and the anticipated benefits thereof. Where, in any forward-looking statement, The Real Brokerage Inc. (“Real”) or RE/MAX Holdings, Inc. (“RE/MAX Holdings”) express an expectation or belief as to future results or events, it is based on Real and/or RE/MAX Holdings’ current plans and expectations, expressed in good faith and believed to have a reasonable basis. However, neither Real nor RE/MAX Holdings can give any assurance that any such expectation or belief will result or will be achieved or accomplished. Important risk factors that may cause such a difference include, but are not limited to: Real’s and RE/MAX Holdings’ ability to consummate the proposed transaction on the expected timeline or at all; Real’s and RE/MAX Holdings’ ability to obtain the necessary regulatory approvals in a timely manner and the risk that such approvals are not obtained or are obtained subject to conditions that are not anticipated; Real’s or RE/MAX Holdings’ ability to obtain approval of their shareholders; the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, including in circumstances requiring Real or RE/MAX Holdings to pay a termination fee; the diversion of management time on transaction-related issues; risks related to disruption from the proposed transaction, including disruption of management time from current plans and ongoing business operations due to the proposed transaction and integration matters; the risk that the proposed transaction and its announcement could have an adverse effect on Real’s and RE/MAX Holdings’ ability to retain agents, franchisees and personnel or that there could be potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; potential litigation relating to the proposed transaction that could be instituted against the parties to the merger agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; the ability of the combined company to achieve the synergies and other anticipated benefits expected from the proposed transaction or such synergies and other anticipated benefits taking longer to realize than anticipated; the ability of the combined company to achieve the expected leverage or such leverage taking longer to realize than anticipated; Real’s ability to integrate RE/MAX Holdings promptly and effectively; anticipated tax treatment, unforeseen liabilities, future capital expenditures, economic performance, future prospects and business and management strategies for the management, expansion and growth of the combined company’s operations; certain restrictions during the pendency of the proposed transaction that may impact Real’s or RE/MAX Holdings’ ability to pursue certain business opportunities or strategic transactions or otherwise operate their respective businesses; and other risk factors detailed from time to time in Real’s and RE/MAX Holdings’ reports filed with the SEC and Real’s reports filed with Canadian securities regulators, including Real’s annual report on Form 40-F, current reports on Form 6-K and other documents filed with the SEC, and RE/MAX Holdings’ annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC and Real’s audited annual financial statements and annual management’s discussion and analysis for the financial year ended December 31, 2025 and Annual Information Form dated March 4, 2026 filed with Canadian securities regulators, including documents that will be filed with the SEC and Canadian securities regulators in connection with the proposed transaction.

These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement/prospectus that will be included in the Registration Statement and the Real management information circular that will each be filed with the SEC and Canadian securities regulators, as applicable, in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the Registration Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements/forward-looking information. You should not place undue reliance on any of these forward-looking statements/forward-looking information as they are not guarantees of future performance or outcomes; actual performance and outcomes, including, without limitation, Real’s or RE/MAX Holdings’ actual results of operations, financial condition and liquidity, and the development of new markets or market segments in which Real or RE/MAX Holdings operate, may differ materially from those made in or suggested by the forward-looking statements/forward-looking information contained in this Current Report on Form 8-K. Neither Real nor RE/MAX Holdings assumes any obligation to publicly provide revisions or updates to any forward-looking statements/forward-looking information, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Neither future distribution of this Current Report on Form 8-K nor the continued availability of this Current Report on Form 8-K in archive form on Real’s or RE/MAX Holdings’ website should be deemed to constitute an update or re-affirmation of these statements as of any future date.

Important Information and Where to Find It

In connection with the proposed transaction between Real and RE/MAX Holdings, Real and RE/MAX Holdings will file relevant materials with the SEC and Canadian securities regulators, as applicable, including a management information circular of Real and a registration statement on Form S-4 (the “Registration Statement”) that will include a proxy statement of RE/MAX Holdings and prospectus of Real REMAX Group. Real’s management information circular will be mailed to securityholders of Real and the proxy statement/prospectus will be mailed to shareholders of each of RE/MAX Holdings and Real, in each case seeking their respective approval of the proposed transaction and other related matters. This Current Report on Form 8-K is not a substitute for the Registration Statement, the proxy statement/prospectus, the Real management information circular or any other document that Real or RE/MAX Holdings (as applicable) may file with the SEC and Canadian securities regulators, as applicable, in connection with the proposed transaction.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF REAL AND RE/MAX HOLDINGS ARE URGED TO READ THE REGISTRATION STATEMENT, THE REAL MANAGEMENT CIRCULAR, THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC AND CANADIAN SECURITIES REGULATORS, AS APPLICABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of the Registration Statement, the Real management information circular and the proxy statement/prospectus (when they become available), as well as other filings containing important information about Real or RE/MAX Holdings, without charge at the SEC’s Internet website (http://www.sec.gov) and under Real’s profile on SEDAR+ at www.sedarplus.ca, as applicable. Copies of the documents filed with the SEC and the Canadian securities regulators by Real will be available free of charge on Real’s internet website at https://investors.onereal.com or by contacting Real’s investor relations contact at investors@therealbrokerage.com. Copies of the documents filed with the SEC by RE/MAX Holdings will be available free of charge on RE/MAX Holdings’ internet website at https://investors.remaxholdings.com or by contacting RE/MAX Holdings’ investor relations contact at investorrelations@remax.com. The information included on, or accessible through, Real’s website or RE/MAX Holdings’ website is not incorporated by reference into this Current Report on Form 8-K or Real’s and RE/MAX Holdings’ respective filings with the SEC and Canadian securities regulators, as applicable.

Participants in the Solicitation

Real, RE/MAX Holdings, their respective directors and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Real is set forth in its management information circular for its 2026 annual meeting of shareholders, which was filed with the Canadian securities regulators on April 24, 2026 (the “Real Annual Meeting Circular”) and in its Form 6-K, which was filed with the SEC on April 24, 2026. Please refer to the sections captioned “Election of Directors,” “Statement of Corporate Governance Practices,” and “Compensation Discussion and Analysis” in the Real Annual Meeting Circular. To the extent holdings of such participants in Real’s securities have changed since the amounts described in the Real Annual Meeting Circular, such changes have been reflected on a Notice of Proposed Sale of Securities pursuant to Rule 144 under the Securities Act on Form 144 filed with the SEC and in insider reports filed with the Canadian securities regulators on SEDI at wwww.sedi.ca. Information about the directors and executive officers of RE/MAX Holdings is set forth in its proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 3, 2025 (the “RE/MAX Holdings Annual Meeting Proxy Statement”) and in its Form 8-K, which was filed with the SEC on May 20, 2025. Please refer to the sections captioned “Corporate Governance,” “Director Compensation,” “Information about Executive Officers,” “Compensation Discussion and Analysis,” “Stock Ownership of Certain Beneficial Owners and Management,” and “Certain Relationships and Related Party Transactions” in the RE/MAX Holdings Annual Meeting Proxy Statement. To the extent holdings of such participants in RE/MAX Holdings’ securities have changed since the amounts described in the RE/MAX Holdings Annual Meeting Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, which are available at https://www.sec.gov/edgar/browse/?CIK=1581091&owner=exclude under the tab “Ownership Disclosures.” These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the Registration Statement, the Real management circular and the proxy statement/prospectus and the other relevant materials filed with the SEC and Canadian securities regulators, as applicable, when they become available.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act and otherwise in accordance with applicable Canadian securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX HOLDINGS, INC.

Date: April 27, 2026	By:	/s/ Karri Callahan
Karri Callahan
Chief Financial Officer